Calculation of Filing Fee Tables
N-2
GOLUB CAPITAL BDC, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(o)			$ 38,043,048.98	0.0001531	$ 5,824.39
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Other	Unallocated (Universal) Shelf	415(a)(6)			$ 211,956,951.02			N-2	333-232387	06/27/2019	$ 31,284.85
			Total Offering Amounts:				$ 250,000,000.00		$ 5,824.39
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,824.39
Offering Note
[1]	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 456(b) and 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fees relating to the Registrant's Registration Statement No. 333-286240, which was filed with the Securities and Exchange Commission (the "SEC") on March 31, 2025 and automatically became effective upon filing with the SEC (the "Registration Statement"). This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Table" in the Registration Statement. The prospectus supplement to which this exhibit is attached is a prospectus for the Registrant's at-the-market offering of its common stock (the "ATM Program") and reflects the aggregate amount of the Company's common stock remaining available for sale under the ATM Program.

[2]	Pursuant to the Registration Statement on Form N-2 (File No. 333-265509), which was filed on June 9, 2022 (the "Prior Registration Statement"), on October 10, 2023 the registrant filed a prospectus supplement registering the issue and sale of up to $250,000,000 in aggregate amount of shares of common stock calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices reported on the New York Stock Exchange as of October 4, 2023, pursuant to an equity distribution agreement (the "October 2023 Prospectus Supplement"). The registrant sold $38,043,048.98 of such securities under the Prior Registration Statement and the October 2023 Prospectus Supplement, leaving a balance of $211,956,951.02 of unsold securities, in respect of which the registrant paid, via fee offsets, a filing fee of $31,284.85 (based on the filing fee rate in effect at the time of the filing of the October 2023 Prospectus Supplement) in connection with the filing of the October 2023 Prospectus Supplement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement was deemed terminated as of the effective date of the registration statement on Form N-2 (File No. 333-286240) filed by the registrant on March 31, 2025 that became immediately effective upon filing. The registrant is carrying forward the $211,956,951.02 of unsold securities to this filing.